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                                                                EXHIBIT 10.9

                        MASTER EQUIPMENT LEASE NO. 0053


Under this Master Equipment Lease No. 0053 (the "Lease"), dated as of December 15, 1996, Phoenix Leasing Incorporated, a California corporation ("Lessor"), hereby leases to Newgen Results Corporation, a California corporation ("Lessee"), and Lessee hereby leases from Lessor, the equipment (herein called "Equipment") which is described on the schedule attached hereto or any subsequently-executed schedule entered into by Lessor and Lessee and which incorporates this Lease by reference. Any such schedules shall hereinafter individually be referred to as a "Schedule" and collectively be referred to as the "Schedules." Lessor hereby leases the Equipment to Lessee upon the following terms and conditions:

       1. TERM OF AGREEMENT. The term of this Lease begins on the date set forth above and shall continue thereafter and be in effect so long as and at any time any Schedule entered into pursuant to this Lease is in effect.
The Initial Term and rent payable with respect to each leased item of Equipment shall be as set forth in and as stated in the respective Schedule(s). The terms of each Schedule hereto are subject to all conditions and provisions of this Lease as it may at any time be amended. Each Schedule shall constitute a separate and independent lease and contractual obligation of Lessee and shall incorporate the terms and conditions of this Master Equipment Lease and any additional provisions contained in such Schedule. In the event of a conflict between the terms and conditions of this Lease and any additional provisions of such Schedule, the additional provisions of such Schedule shall prevail with respect to such Schedule only.

        2. NON-CANCELLABLE LEASE. This Lease and any Schedule cannot be cancelled or terminated except as expressly provided herein. This Lease (including all Schedules to this Lease) constitutes a net lease and Lessee agrees that its obligations to pay all rent and other sums payable hereunder (and under any Schedule) and the rights of Lessor and assignee in and to such rent and other sums, are absolute and unconditional and are not subject to any abatement, reduction, setoff, defense, counterclaim or recoupment due or alleged to be due to, or by reason of, any past, present or future claims which Lessee may have against Lessor, any assignee, the manufacturer or seller of the Equipment, or against any person or any reason whatsoever.


        3. LESSOR COMMITMENT. So long as no Event of Default or event which with the giving of notice or passage of time, or both, could become an Event of Default has occurred or is continuing, Lessor agrees to lease to Lessee the groups of Equipment described on each Schedule, subject to the following conditions: (i) that in no event shall Lessor be obligated to lease Equipment to Lessee hereunder where the aggregate purchase price of all Equipment leased to Lessee hereunder would exceed $1,500,000 ("Commitment") of which amount Lessor may purchase custom use equipment, installation and delivery costs, purchase tax, tooling, software, and items generally considered fungible or expendable ("Soft Cost Equipment") for lease to Lessee having an aggregate purchase price not exceeding an amount equal to 20% of the Commitment; (ii) the amount of Equipment purchased by Lessor at any one time shall be at least equal to $25,000 except for a final advance which may be less than $25,000, provided that the ratio of aggregate Soft Cost to non-Soft Cost Equipment theretofore purchased by Lessor as of each funding shall not exceed 1 to 5; (iii) Lessor shall not be obligated to purchase Equipment hereunder after December 31, 1997; (iv) all Lease documentation except for Schedule documentation required by Lessor has been executed by Lessee or provided by Lessee no later than December 31, 1996; (v) the equipment described on the Schedule is reasonably acceptable to Lessor; (vi) with respect to each funding Lessee has provided to Lessor each of the closing documents and other items described in Exhibit A hereto (which documents shall be in form and substance acceptable to Lessor) and which list may be modified for each subsequent

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funding; (vii) there is no material adverse change in Lessee's condition, financial or otherwise, as determined by Lessor, and Lessee so certifies, from (yy) the date of the most recent financial statements delivered by Lessee to Lessor prior to execution of this Lease, to (zz) the date of the proposed lease of the Equipment; (viii) Lessee is performing in a manner not adversely material to its business plan referred to as "Newgen Results
Corporation: Projected Balance Sheets, Projected Income Statement, Projected Cash Flow Statement from August to December 1996, and Projected Balance Sheets, Projected Income Statements, Projected Cash Flow Statement from January to December 1997," not dated as may be amended from time to time in form and substance acceptable to Lessor ("Business Plan"); (ix) Lessor or its agent has inspected and placed identification labels on the Equipment; (x) Lessee shall offer to Lessor, on an exclusive basis, all lease transactions for equipment contemplated by Lessee until expiration of all Schedules; however if Lessor declines to finance any such transaction or Lessee and Lessor cannot agree upon terms, then Lessee shall be free to seek such financing from any other third party; and (xi) Lessor has received in form and substance acceptable to Lessor: (a) Lessee's interim financial statements signed by a financial officer of Lessee; and (b) evidence of Lessee's $1,499,455 cash position as of August 31, 1996.

     4. NO WARRANTIES BY LESSOR. (a) Lessee has selected both (i) the Equipment and (ii) the suppliers (herein called "Vendor") from whom Lessor is to purchase the Equipment. LESSOR MAKES NO WARRANTY EXPRESS OR IMPLIED AS TO ANY MATTER WHATSOEVER, INCLUDING THE CONDITION OF THE EQUIPMENT, ITS MERCHANTABILITY OR ITS FITNESS FOR ANY PARTICULAR PURPOSE, AND AS TO LESSOR, LESSEE LEASES THE EQUIPMENT "AS IS" AND WITH ALL FAULTS. (b) If the Equipment is not properly installed, does not operate as represented or warranted by Vendor or is unsatisfactory for any reason, Lessee shall make any claim on account thereof solely against Vendor and shall, nevertheless, pay Lessor all rent payable under this Lease, Lessee hereby waiving any such claims as against Lessor. Lessor hereby agrees to assign to Lessee solely for the purpose of making and prosecuting any said claim, to the extent assignable, all of the rights which Lessor has against Vendor for breach of warranty or other representation respecting the Equipment. Lessor shall have no responsibility for delay or failure to fill the order. (c) Lessee understands and agrees that neither the Vendor nor any salesman or other agent of the Vendor is an agent of Lessor. No salesman or agent of Vendor is authorized to waive or alter any term or condition of this Lease, and no representation as to the Equipment or any other matter by the Vendor shall in any way affect Lessee's duty to pay the rent and perform its other obligations as set forth in this Lease. (d) Lessee hereby requests Lessor to purchase Equipment from Vendor and to lease Equipment to Lessee on the terms and conditions of the Lease set forth herein. (e) Lessee hereby authorizes Lessor to insert in this Lease and each Schedule hereto the serial numbers and other identification data of the Equipment when determined by Lessor.

     5. LESSEE'S REPRESENTATIONS AND WARRANTIES. Lessee represents and warrants that (a) it is a corporation in good standing under the laws of the state of its incorporation, and duly qualified to do business, and will remain duly qualified during the term of this Lease, in each state where the Equipment will be located, as specified on each Schedule hereto; (b) it has full authority to execute and deliver this Lease and perform the terms hereof, and this Lease has been duly authorized and constitutes valid and binding obligations of Lessee enforceable in accordance with its terms; (c) this Lease will not contravene any law, regulation or judgment affecting Lessee or result in any breach of any agreement or other instrument binding on Lessee; (d) no consent of Lessee's shareholders or holder of any indebtedness, or filing with, or approval of, any governmental agency or commission, is a condition to the performance of the terms hereof; (e) there is no action or proceeding pending or threatened against Lessee before any court or administrative agency which might have a materially adverse effect on the business, financial condition



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or operations of Lessee; (f) no deed of trust, mortgage or third party interest arising through Lessee will attach to the Equipment or the Lease;
(g) the Equipment will remain at all times under applicable law, removable personal property, free and clear of any lien or encumbrance in favor of Lessee or any other person, notwithstanding the manner in which the Equipment may be attached to any real property; (h) all credit, financial and any other information submitted to Lessor herewith or any other time is true and correct; and (i) Lessee has provided, or will provide if requested, Lessee's tax identification number.

     6. EQUIPMENT ORDERING. Lessee shall be responsible for all packing, rigging, transportation and installation charges for the Equipment and Lessor may separately invoice Lessee for such charges. Lessee has selected the Equipment itself and shall arrange for delivery of Equipment so that it can be accepted in accordance with Section 7 hereof. Lessee hereby agrees to indemnify and hold Lessor harmless from any claims, liabilities, costs and expenses, including reasonable attorneys' fees, incurred by Lessor arising out of any purchase orders or assignments executed by Lessor with respect to any Equipment or services relating thereto.

     7. LESSEE ACCEPTANCE. Lessee shall return to Lessor the signed and dated Acceptance Notice attached to each Schedule hereto (a) acknowledging the Equipment has been received, installed and is ready for use and (b) accepting it as satisfactory in all respects for the purposes of this Lease. Lessor is authorized to fill in the Rent Start Date on each Schedule in accordance with the foregoing.

     8. LOCATION; INSPECTION; LABELS. Equipment shall be delivered to and shall not be removed from the Equipment "Location" shown on each Schedule without Lessor's prior written consent, which "Location" shall in all events be within the United States. Lessor shall have the right to inspect Equipment at any reasonable time. Lessee shall be responsible for all labor, material and freight charges incurred in connection with any removal or relocation of such Equipment which is requested by the Lessee and consented to by Lessor, as well as for any charges due to the installation or moving of the Equipment. The rental payments shall continue during any period in which the Equipment is in transit during a relocation. Lessor or its agent shall mark and label Equipment, which labels shall state Equipment is owned by Lessor, and Lessee shall keep such labels on the Equipment as labeled by Lessor or its agent.

     9. EQUIPMENT MAINTENANCE. (a) GENERAL. Lessee will locate or base each item of Equipment where designated in an Acceptance Notice and will reasonably permit Lessor to inspect such item of Equipment and its maintenance records. Lessee will at its sole expense comply with all applicable laws, rules, regulations, requirements and orders with respect to the use, maintenance, repair, condition, storage and operation of each item of Equipment. Except as required herein, Lessee will not make any addition or improvement to any item of Equipment that is not readily removable without causing material damage to any item or impairing its original value or utility. Any addition or improvement that is so required or cannot be so removed will immediately become the property of Lessor. (b) SERVICE AND REPAIR. Lessee shall have the Equipment certified for the Vendor's standard maintenance agreement prior to delivery to Lessor upon expiration of this Lease. With respect to any other Equipment, Lessee will, at its sole expense, maintain and service, and repair any damage to, each item of Equipment in a manner consistent with prudent industry practice and Lessee's own practice so that such item of Equipment is at all times (i) in the same condition as when delivered to Lessee, except for ordinary wear and tear, (ii) in good operating order for the function intended by its manufacturer's warranties and recommendations.


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        10.  LOSS OR DAMAGE.  Lessee assumes the entire risk of loss to the
Equipment through use, operation or otherwise. Lessee hereby indemnifies and holds harmless Lessor from and against all claims, loss of rental payments, costs, damages, and expenses relating to or resulting from any loss, damage or destruction of the Equipment, any such occurrence being hereinafter called a "Casualty Occurrence." On the first rental payment date following such Casualty Occurrence, or, if there is no such rental payment date, thirty (30) days after such Casualty Occurrence, Lessee shall (i) repair the Equipment, returning it to good operating condition or (ii) replace the Equipment with identical equipment in good condition and repair, the title to which shall vest in Lessor and which thereafter shall be subject to the terms of this Lease; or (iii) pay to Lessor (a) any unpaid accrued amounts relating to such Equipment due Lessor under this Lease up to the date of the Casualty Occurrence, and (b) a sum equal to the Casualty Value as set forth in the Casualty Value table attached to each Schedule hereto for such Equipment.
Upon the making of such payment, the term of this Lease as to each unit of Equipment with respect to which the Casualty Value was paid shall terminate.

        11. GENERAL INDEMNITY. Lessee will protect, indemnify and save harmless Lessor from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses, imposed upon or incurred by or asserted against Lessor or any assignee of Lessor by Lessee or any third party by reason of the occurrence or existence (or alleged occurrence or existence) of any act or event relating to or caused by the Equipment, including but not limited to, consequential or special damages of any kind, or any failure on the part of Lessee to perform or comply with any of the terms of this Lease. In the event that any action, suit or proceeding is brought against Lessor by reason of any such occurrence, Lessee, upon request of Lessor, will at Lessee's expense resist and defend such action, suit or proceeding or cause the same to be resisted and defended by counsel designated and approved by Lessor. Lessee's obligations under this Section 11 shall survive the expiration of this Lease with respect to acts or events occurring or alleged to have occurred prior to the return of the Equipment to Lessor at the end of the Lease term.

        12. INSURANCE. Lessee at its expense shall keep the Equipment insured for the entire term and any extensions of this Lease against all risks for at least the replacement value of such Equipment and shall provide for a loss payable endorsement to Lessor or any assignee of Lessor. Lessee shall maintain comprehensive general public liability insurance with respect to loss or damage for personal injury, death or property damage in an amount not less than $2,000,000 per occurrence, naming Lessor and Lessor's assignee as additional insured. Such insurance shall contain insurer's agreement to give thirty (30) days written notice to Lessor before cancellation or material change of any policy of insurance. Lessee will provide Lessor and any assignee of Lessor with a certificate of insurance from the insurer evidencing Lessor's or such assignee's interest in the policy of insurance. Such insurance shall cover any Casualty Occurrence to any unit of Equipment. Notwithstanding anything in Section 10 or this Section 12 to the contrary, this Lease and Lessee's obligations hereunder and under each Schedule shall remain in full force and effect with respect to any unit of Equipment which is not subject to a Casualty Occurrence. If Lessee fails to provide or maintain insurance as required herein, Lessor shall have the right, but shall not be obligated to obtain such insurance. In that event, Lessee shall pay to Lessor the cost thereof.

        13. TAXES. Lessee agrees to reimburse Lessor for, (or pay directly if instructed by Lessor), and agrees to indemnify and hold Lessor harmless from, all fees (including, but not limited to, license, documentation, recording and registration fees), and all sales, use, gross receipts, personal property, occupational, value added or other taxes, levies, imposts, duties, assessments, charges, or withholdings of any nature whatsoever,

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together with any penalties, fines, additions to tax, or interest thereon
(all of the foregoing being hereafter referred to as "Impositions") except same as may be attributable to Lessor's income, arising at any time prior to or during the term of this Lease, or upon termination or early termination of this Lease and levied or imposed upon Lessor directly or otherwise by any Federal, state or local government in the United States or by any foreign country or foreign or international taxing authority upon or with respect to
(i) the Equipment, (ii) the exportation, importation, registration, purchase, ownership, delivery, leasing, possession, use, operation, storage, maintenance, repair, return, sale, transfer of title, or other disposition thereof, (iii) the rentals, receipts, or earnings arising from the Equipment, or any disposition of the rights to such rentals, receipts, or earnings, (iv) any payment pursuant to this Lease, and (v) this Lease or the transaction or any part thereof. Lessee's obligations under this Section 13 shall survive the expiration of this Lease with respect to acts or events occurring or alleged to have occurred prior to the return of the Equipment to Lessor at the end of the Lease term.

        14. PAYMENT BY LESSOR. If Lessee shall fail to make any payment or perform any act required hereunder, then Lessor may, but shall not be required to, after such notice to Lessee as is reasonable under the circumstances, make such payment or perform such act with the same effect as if made or performed by Lessee. Lessee will upon demand reimburse Lessor for all sums paid and all costs and expenses incurred in connection with the performance of any such act.

         15. SURRENDER OF EQUIPMENT. Upon termination as a result of a default of this Lease, with respect to each group of Equipment, Lessee will forthwith surrender the Equipment to Lessor delivered in as good order and condition as originally delivered, reasonable wear and tear excepted. Lessor may, at its sole option, arrange for removal and transportation of the Equipment provided that Lessee's obligations under Sections 10, 11 and 12 shall not be released. Lessee shall bear all expenses of delivering (which include, but are not limited to, the de-installation, insurance, packaging and transportation of) the Equipment to Lessor's location or other location within the United States as Lessor may request. In the event Lessee fails to deliver the Equipment as directed above, all obligations of Lessee under this Lease, including rental payments, shall remain in full force and effect until Lessee delivers the Equipment to Lessor.

         16. ASSIGNMENT. WITHOUT LESSOR'S PRIOR WRITTEN CONSENT, SUCH CONSENT NOT TO BE UNREASONABLY WITHHELD, LESSEE SHALL NOT (a) ASSIGN, TRANSFER, PLEDGE, HYPOTHECATE OR OTHERWISE DISPOSE OF THIS LEASE, EQUIPMENT, OR ANY INTEREST THEREIN, OR (b) SUBJECT OR LEND EQUIPMENT OR PERMIT IT TO BE USED BY ANYONE OTHER THAN LESSEE OR LESSEE'S EMPLOYEES, CONTRACTORS OR AGENTS. LESSOR MAY ASSIGN THIS LEASE OR GRANT A SECURITY INTEREST IN ANY OR ALL EQUIPMENT, OR BOTH, IN WHOLE OR IN PART TO ONE OR MORE ASSIGNEES OR SECURED PARTIES WITHOUT NOTICE TO LESSEE. If Lessee is given notice of such assignment it agrees to acknowledge receipt thereof in writing and Lessee shall execute such additional documentation as Lessor's assignee shall require. Each such assignee and/or secured party shall have all of the rights, but none of the obligations, of Lessor under this Lease, unless such assignee or secured party expressly agrees to assume such obligations in writing. Lessee shall not assert against any assignee and/or secured party any defense, counterclaim or offset that Lessee may have against Lessor. Notwithstanding any such assignment, and providing no Event of Default has occurred and is continuing, Lessor, or its assignees, secured parties, or their agents or assigns, shall not interfere with Lessee's right to quietly enjoy use of Equipment subject to the terms and conditions of this Lease. Subject to the foregoing, this Lease inures to the benefit of and is binding upon the successors and assignees of the parties hereto. Lessee acknowledges that any such assignment by Lessor will not materially change Lessee's duties or obligations under the Lease or increase any burden of risk on Lessee.

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        17.  DEFAULT.   (a)  EVENT OF DEFAULT.  Any of the following events
or conditions shall constitute an "Event of Default" hereunder: (i) Lessee's failure to pay any monies due to Lessor hereunder or under any Schedule beyond the fifth (5th) day after the same is due; (ii) Lessee's failure to comply with its obligations under Section 12 or Section 16; (iii) Lessee's failure to comply with or perform any term, covenant, condition, warranty or representation of this Lease or any Schedule hereto or under any other agreement between Lessee and Lessor or under any lease of real property covering the location of Equipment if such failure to comply or perform is not cured by Lessee within thirty (30) days of receipt of notice thereof;
(iv) seizure of the Equipment under legal process; (v) the filing by or against Lessee of a petition for reorganization or liquidation under the Bankruptcy Code of any amendment thereto or under any other insolvency law providing for the relief of debtors; (vi) the voluntary or involuntary making of an assignment of a substantial portion of its assets by Lessee, or any guarantor ("Guarantor") under any guaranty executed in connection with this Lease ("Guaranty"), for the benefit of its creditors, the appointment of a receiver or trustee for Lessee or any Guarantor for any of Lessee's or Guarantor's assets, the institution by or against Lessee or any Guarantor of any formal or informal proceeding for dissolution, liquidation, settlement of claims against or winding up of the affairs of Lessee or any Guarantor, PROVIDED that in the case of all such involuntary proceedings, same are not dismissed within sixty (60) days after commencement; or (vii) the making by Lessee or any Guarantor of a transfer of all or a material portion of Lessee's or Guarantor's assets or inventory not in the ordinary course of business.

       (b)   REMEDIES.  If any Event of Default shall have occurred:

       (i) Lessor may proceed by appropriate court action or actions either at law or in equity to enforce performance by Lessee, of the applicable covenants of this Lease, or to recover damages therefor; or

       (ii) Lessee will, without demand, on the next rent payment date following the Event of Default, pay to Lessor as liquidated damages which the parties agree are fair and reasonable under the circumstances existing at the time this Lease is entered into, and not as a penalty, an amount equal to the Casualty Value of the Equipment set forth in Exhibit C together with any rent or other amounts past due and owing by Lessee hereunder; and

       (iii) Lessor may, without notice to or demand upon Lessee;

             (a) Take possession of the Equipment and lease or sell the same or any portion thereof, for such period, amount, and to such entity as Lessor shall elect. The proceeds of such lease or sale will be applied by Lessor (A) first, to pay all costs and expenses,including reasonable legal fees and disbursements, incurred by Lessor as a result of the default and the exercise of its remedies with respect thereto, (B) second, to pay Lessor an amount equal to any unpaid rent or other amounts past due and payable plus the Casualty Value, to the extent not previously paid by Lessee,and (C) third, to reimburse Lessee for the Casualty Value to the extent previously paid. Any surplus remaining thereafter will be retained by Lessor.

             (b) Take possession of the Equipment and hold and keep idle the same or any portion thereof.

                  Lessee agrees to pay all internal and out-of-pocket costs of Lessor related to the exercise of its remedies, including direct costs of its in-house counsel


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and out-of-pocket legal fees and expenses. At Lessor's request, Lessee shall assemble the Equipment and make it available to Lessor at such location as Lessor may designate. Lessee waives any right it may have to redeem the Equipment.

                  Repossession of any or all Equipment shall not terminate this Lease or any Schedule unless Lesser notifies Lessee in writing. Any amount required to be paid under this Section shall be increased by a service charge at the rate of 2.0% per month, or the highest rate of interest permitted by applicable law, whichever is less, accruing from the date the Casualty Value or other amounts are payable hereunder until such amounts are paid.

                  None of the above remedies is intended to be exclusive, but each is cumulative and in addition to any other remedy available to Lessor, and all may be enforced separately or concurrently.

        18. LATE PAYMENTS. Lessee shall pay to Lessor an amount equal to the greater of 10% of all amounts owed Lessor by Lessee which are not paid when due or $100, but in no event an amount greater than the highest rate permitted by applicable law. If such funds have not been received by Lessor at Lessor's place of business or by Lessor's designated agent by the date such funds are due under this Lease, Lessor shall bill Lessee for such charges. Lessee acknowledges that invoices for rentals due hereunder are sent by Lessor for Lessee's convenience only. Lessee's non-receipt of an invoice will not relieve Lessee of its obligation to make rent payments hereunder.

        19. LESSOR'S EXPENSE. Lessee shall pay Lessor all costs and expenses including reasonable attorney's fees and the fees of the collection agencies, incurred by Lessor in enforcing any of the terms, conditions or provisions hereof.

        20. OWNERSHIP; PERSONAL PROPERTY. The Equipment shall be and remain personal property of Lessor, and Lessee shall have no right, title or interest therein or thereto except as expressly set forth in this Lease, notwithstanding the manner in which it may be attached or affixed to real property, and upon termination or expiration of the Lease term, Lessee shall have the duty and Lessor shall have the right to remove the Equipment from the premises where the same be located whether or not affixed or attached to the real property or any building, at the cost and expense of Lessee.

        21. ALTERATIONS; ATTACHMENTS. No alterations or attachments shall be made to the Equipment without Lessor's prior written consent, which shall not be given for changes that will affect the reliability and utility of the Equipment or which cannot be removed without damage to the Equipment, or which in any way affect the value of the Equipment for purposes of resale or re-lease.

        22. FINANCING STATEMENT. Lessee will execute financing statements pursuant to the Uniform Commercial Code. Lessee authorizes Lessor to file financing statements signed only by Lessor (where such authorization is permitted by law) at all places where Lessor deems necessary.

        23. MISCELLANEOUS. (a) Lessee shall provide Lessor with such corporate resolutions, financial statements and other documents as Lessor shall reasonably request from time to time. (b) Lessee represents that the Equipment is being leased hereunder for business purposes. (c) Time is of the essence with respect to this Lease. (d) Lessee shall keep its books and records in accordance with generally accepted accounting principles and practices consistently applied and shall deliver to Lessor its annual audited financial statements, unaudited monthly financial statements to include any

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financial information given to Lessee's Board of Directors, and signed by an officer of Lessee and such other unaudited financial statements as may be reasonably requested by Lessor.

     24. NOTICES. All notices hereunder shall be in writing, by registered mail, or reliable messenger or delivery service and shall be directed, as the case may be, to Lessor at 2401 Kerner Boulevard, San Rafael, California 94901, Attention: Account Management and to Lessee at 12680 High Bluff Drive, Suite 300, San Diego, California 92130, Attention: Peter Kies, copy to Sam Simkim.

     25. ENTIRE AGREEMENT. Lessee acknowledges that Lessee has read this Lease, understands it and agrees to be bound by its terms, and further agrees that it and each Schedule constitute the entire agreement between Lessor and Lessee with respect to the subject matter hereof and supersedes all previous agreements, promises, or representations. The terms and conditions hereof shall prevail notwithstanding any variance with the terms of any purchase order submitted by the Lessee with respect to any Equipment covered hereby.

     26. AMENDMENT. This Lease may not be changed, altered or modified except by an instrument in writing signed by an officer of the Lessor and the Lessee.

     27. WAIVER. Any failure of Lessor to require strict performance by Lessee or any waiver by Lessor of any provision herein shall not be construed as a consent or waiver of any other breach of the same or any other provision.

     28. SEVERABILITY. If any provision of this Lease is held invalid, such invalidity shall not affect any other provisions hereof.

     29. JURISDICTION AND WAIVER OF JURY TRIAL. This Lease shall be governed by and construed under the laws of the State of California. It is agreed that exclusive jurisdiction and venue for any legal action between the parties arising out of this Lease shall be in the Superior Court for Marin County, California, or, in cases where Federal diversity jurisdiction is available, in the United States District Court for the Northern District of California. LESSEE, TO THE EXTENT IT MAY LAWFULLY DO SO, HEREBY WAIVES ITS RIGHT TO TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS LEASE, ANY SCHEDULE, OR ANY AGREEMENT EXECUTED IN CONNECTION HEREWITH.

     30. NATURE OF TRANSACTION. Lessor makes no representation whatsoever, express or implied, concerning the legal character of the transaction evidenced hereby, for tax or any other purpose.

     31. SECURITY INTEREST. (a) One executed copy of the Lease will be marked "Original" and all other counterparts will be duplicates. To the extent, if any, that this Lease constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction) no security interest in the lease may be created in any documents other than the "Original." (b) There shall be only one original of each Schedule and it shall be marked "Original," and all other counterparts will be duplicates. To the extent, if any, that any Schedule(s) to this Lease constitutes chattel paper (or as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction) no security interest in any Schedule(s) may be created in any documents other than the "Original."

     32. SUSPENSION OF OBLIGATIONS. The obligations of Lessor hereunder will be suspended to the extent that it is hindered or prevented from complying therewith because

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of labor disturbances, including but not limited to strikes and lockouts, acts of God, fires, storms, accidents, failure of the manufacturer to deliver any item of Equipment, governmental regulations or interference, or any cause whatsoever not within the sole and exclusive control of Lessor.

         33. SOFTWARE. For the term of this Lease, and so long as no Event of Default has occurred and is continuing, Lessor hereby assigns to Lessee all of Lessor's rights under any License Agreement executed by Lessor in connection with the Equipment (except for any right of Lessor to be reimbursed for the License Fee). Lessee agrees to be bound by the provisions of any such License Agreement and to perform all obligations of Lessor (except Lessor's payment obligations) thereunder. Lessee acknowledges that all of Lessee's obligations under the Lease with respect to the Equipment will apply equally to the software, including but not limited to Lessee's obligation to pay rent to Lessor.

         34. COMMITMENT FEE. Lessee has paid to Lessor a commitment fee ("Fee") of $15,000. The Fee shall be applied by Lessor first to reimburse Lessor for all out-of-pocket UCC search costs, inspections and appraisal fees incurred by Lessor, and then proportionally to the first month's rent for each Schedule hereunder in the proportion that the purchase price of the Equipment leased pursuant to the Schedule bears to Lessor's entire commitment. However, the portion of the Fee which is not applied to rental shall be non-refundable except if Lessor defaults in its obligations pursuant to Section 3.

         35. FINANCE LEASE. The parties agree that this lease is a "Finance Lease" as defined by Section 10-103(a)(7) of the California Commercial Code (Cal.Com.C.). Lessee acknowledges either (a) that Lessee has reviewed and approved any written Supply Contract (as defined by Cal.Com.C. Section 10-103(a)(25)) covering Equipment purchased from the "Supplier" (as defined by Cal.Com.C. Section 10-103(a)(24)) thereof for lease to Lessee or (b) that Lessor has informed or advised Lessee, in writing, either previously or by this Lease of the following: (i) the identity of the Supplier; (ii) that the Lessee may have rights under the Supply Contract; and (iii) that the Lessee may contact the Supplier for a description of any such rights Lessee may have under the Supply Contract. Lessee hereby waives any rights and remedies Lessee may have under Cal.Com.C. Sections 10-508 through 522.

         36. END OF LEASE POSITION. At the expiration of the Initial Term of each Schedule to the Lease, Lessee shall choose a final purchase or renewal option or requirement ("End of Lease Position") as specified in such Schedule, and that choice shall be an election of Lessee's End Position for all, but not less than all, of the Equipment under such Schedule to the Lease.

Any Equipment Purchase election shall be a purchase of the Equipment, AS-IS, WHERE-IS. Upon Lessor's receipt of the purchase price, Lessor shall issue to Lessee an equipment bill of sale, transferring the Equipment's title to the Lessee without any representation or warranty whatsoever. Lessee shall be responsible for all applicable taxes in connection with any Equipment purchase.

Fair market or rental value shall be determined for the Equipment under all Schedules prior to the Initial Term's expiration.

Lessee shall be responsible for all applicable taxes in connection with any purchase of Equipment by Lessee.


        IN WITNESS WHEREOF, the parties hereto have executed this Lease.


PHOENIX LEASING INCORPORATED                  NEWGEN RESULTS CORPORATION

By:                                           By: /s/ Sam Simkin
   -----------------------------                 -----------------------------
Title: V.P.                                   Title: CFO
      ---------------------------                   --------------------------

                                              Headquarters Location:

                                              12680 High Bluff Drive
                                              --------------------------------
                                              Street

                                              San Diego, CA 92130
                                              --------------------------------
                                              City, State Zip Code

                                              San Diego
                                              --------------------------------
                                              County

Exhibit A - Closing Memorandum

                                                  Exhibit A
                                                  to MASTER EQUIPMENT LEASE
                                                  Dated December 15, 1996


                              CLOSING MEMORANDUM
                              ------------------


1.*   Duly executed Master Equipment Lease marked "Original."

2.    Duly executed Schedule marked "Original."

3.    Duly executed Certificate of Acceptance.
      [EXECUTE UPON ACCEPTANCE OF EQUIPMENT]

4.    Insurance Certificates.

5.* Resolutions of Lessee's Board of Directors, including an incumbency certificate.

6.* Copy of Lessee's articles of incorporation including all amendments, certified by the Secretary of Lessee as being true and complete and in full force and effect.

7.* Certificate from the Secretary of State of Lessee's state of incorporation, from the state in which Lessee's chief executive office is located, if different, and from each state where Lessee is qualified to do business, stating Lessee is in good standing or is authorized to transact business, as the case may be, dated not more than thirty days prior to the first purchase of Equipment.

8.    Real Property Waiver.**

9.    UCC Financing Statements.

10.   Bill of Sale (for Sale-Leaseback Equipment).

11.   UCC search.

12.   Equipment List, in form and substance satisfactory to Lessor.

13.   Lessee's most recent financial statements.

14. Certificate of Chief Financial Officer stating that no event of default has occurred, there is no adverse change in the financial condition of Lessee and that the Equipment is free of any encumbrances.

15. See Section 3 of Master Equipment Lease for additional preconditions to closing.



*     First Schedule Only.
** Required if any Equipment is a fixture, i.e., attached to real property, or located in certain states.

                                 SCHEDULE
                                 --------

                                            Schedule No. 1 to Lease
                                            Dated as of December 15, 1996
                                            between NEWGEN RESULTS CORPORATION
                                            and PHOENIX LEASING INCORPORATED

A.  DESCRIPTION AND PURCHASE PRICE OF EQUIPMENT



Description of
Equipment
(quantity, model           Purchase                       Mfr./            (Street Address
and serial number)         Price            Rent          Vendor           City, State and County)
------------------         ---------       ------         ------           -----------------------
See Exhibit A attached hereto.                                             12680 High Bluff Drive
                                                                           Suite 300
                                                                           San Diego, CA 92130

Total:                      $324,438.58    $10,382.03


B.  TERMS



Initial Term:       The Initial Term shall commence on the date the Equipment
                    is received, installed and accepted for use, as shown on the Acceptance Notice, and continue for 36 full months after the "Rent Start Date."

Rent Start Date:    This shall be the first day of the month following the
                    month during which the Initial Term commences; provided, however, that if the Equipment is accepted on the first day of the month, the Rent Start Date shall commence on the same day that the Initial Term commences.

Lease Rate Factor (expressed as a percentage of Equipment's original Purchase Price): 3.20%.

Monthly Rental Payments in advance.

Initial Rent Due:   Payable on the Rent Start Date shall be (1) the Rental
                    Amount including any sales or use tax, (2) an amount equal to 1/30th of the monthly rental amount multiplied by the number of days, if any, between (and including) the date the Initial Term commences and (but not including) the Rent Start Date, and (3) last month's rent.

C. INVOICE INFORMATION: Lessee's and Lessor's addresses for invoice purposes for the Equipment on the Schedule shall be as follows:

Lessee's Invoice Address:                Remit Monthly Rental Amount To:

Newgen Results Corporation               Phoenix Leasing Incorporated
12680 High Bluff Drive, Ste. 300         P.O. Box 200432
San Diego, CA 92130                      Dallas, TX 75320-0432
Attention: Peter Kies

                                            Schedule No. 1 to Lease
                                            Dated as of December 15, 1996
                                            Between NEWGEN RESULTS CORPORATION
                                            and PHOENIX LEASING INCORPORATED

D.  CASUALTY VALUES:    See attachment hereto.

E.  SPECIAL PROVISIONS:   1.  Lessor's payment for Equipment hereunder is
conditioned on Lessor's satisfaction that there has been no adverse change in Lessee's financial condition subsequent to initial credit approval, 2. Sale Leaseback Addendum, and 3. End of Lease Position Requirement Rider.

LESSOR AND LESSEE AGREE THAT THIS SCHEDULE SHALL CONSTITUTE A LEASE OF THE EQUIPMENT DESCRIBED ABOVE, SUBJECT TO THE TERMS AND CONDITIONS OF THIS SCHEDULE AND OF THE MASTER EQUIPMENT LEASE DATED DECEMBER 15, 1996 BETWEEN LESSEE AND LESSOR. THE TERMS AND CONDITIONS OF SUCH MASTER EQUIPMENT LEASE
ARE HEREBY INCORPORATED BY REFERENCE AND MADE A PART HEREOF TO THE SAME EXTENT AS IF SUCH TERMS AND CONDITIONS WERE SET FORTH IN FULL HEREIN.


PHOENIX LEASING INCORPORATED            NEWGEN RESULTS CORPORATION
By:                                     By: /s/ Sam Simkin
   --------------------------              ---------------------------
Title:                                  Title: C.F.O., V.P.
      -----------------------                 ------------------------
Date:                                   Date:  Feb. 20/97
      -----------------------                 ------------------------

                           PHOENIX LEASING INCORPORATED
                                FUNDING REQUEST

          Lessee:  Newgen Results Corporation
                   -------------------------------------
Location Address:  12680 High Bluff Drive, Ste. 300
                   -------------------------------------
                   San Diego, CA 92130
                   -------------------------------------
  Master Contract:  0053                                      Schedule: 01
                   -------------------------------------               --------

                                                                                                                 No entry required
                                                                                                                 ------------------
                                                                                                                     Net     Net
                                                                    L Invoiced Amt          Tax Pd                  $ Amt.  $ Amt.
Vendor Name          Invoice   Brief Description     Eqp.  Serial   0   Net of   Amt Paid  Vendor? Check Transact     Due    Due
(abbreviation OK)    No.       of Item               Cod   Number   0  Sales Tax  By Lessee (Y/N)  No.    Date      Lessee   Vendor
-----------------------------------------------------------------------------------------------------------------------------------
Corporate Express   I 405    224/Ppr.Mgr. Doc Tray   6              1  3,725.57    3,725.57    y  6592  1/15/97   $3,725.57  $0.00
                             56/Binder File Caddy    6              1  556.25      556.25      y  6592  1/15/97     $556.25  $0.00
                             75/Adj. Keyboard Arm    6              1  8,645.18    8,645.18    y  6592  1/15/97   $8,645.18  $0.00
                             Keyboard Clamp Spr Ast. 6              1  1,729.04    1,729.04    y  6592  1/15/97   $1,729.04  $0.00
                             Low shelf 60w           6              1  53.82       53.82       y  6592  1/15/97      $53.82  $0.00
                             48 Task Lights          10             1  2,160.32    2,160.32    y  6592  1/15/97   $2,160.32  $0.00
                             Work Areas(desks,shelf) 6              1  162,144.60  162,144.60  y  6592  1/15/97 $162,144.60  $0.00
                                                     6              1                          y  AmEx  1/15/97       $0.00  $0.00
                                                     6              1                          y  AmEx  1/15/97       $0.00  $0.00
                                                     6              1                          y  7439  1/15/97       $0.00  $0.00
                             Drawer Files            6              1  10,828.82   10,828.82   y  7439  1/15/97  $10,828.82  $0.00
                                                     6              1                          y  8419  1/15/97       $0.00  $0.00
                             Installation            26             1  15,250.00   15,250.00   y  8419  1/15/97  $15,250.00  $0.00
                             Sales Tax               27             1  16,324.83   16,324.83   y  8419  1/15/97  $16,324.83  $0.00
                             Price Adjustment        6              1                                                 $0.00  $0.00
Hall-Mark Computer  53782080 K420 Server             1 3629A17679   1  33,804.00   33,804.00   n  AmEx  9/18/96  $33,804.00  $0.00
                                                     1 24R189026    1                                                 $0.00  $0.00
                             CD-Rom Drive 650MB      1 A5612340696  1  25,920.00   25,920.00   n  AmEx  9/18/96  $25,920.00  $0.00
                                                     1 A56102340767 1                                                 $0.00  $0.00
                                                     1 A56102342099 1                                                 $0.00  $0.00
                             128MB Hi-Den ECC Mem    1 A56401522787 1  6,444.00    6,444.00    n  AmEx  9/18/96   $6,444.00  $0.00
                             32MB ECC Memory Mod     1 A56400429101 1  1,368.00    1,368.00    n  AmEx  9/18/96   $1,368.00  $0.00
                             DDS DatDrive+4-16GB     1 GB00503344   1  1,941.00    1,941.00    n  AmEx  9/18/96   $1,941.00  $0.00
                             Console 800 Series      1 UST3190934   1  389.00      389.00      n  AmEx  9/18/96     $389.00  $0.00
                             4GB 2 Disk Drive + Fld  1 K8182830     1  6,624.00    6,624.00    n  AmEx  9/18/96   $6,624.00  $0.00
                                                     1 K8184807     1                                                 $0.00  $0.00
                                                     1 K8186695     1                                                 $0.00  $0.00
                                                     1 K8197049     1                                                 $0.00  $0.00
                             9000HP-BP Centr Adapter 1 40SM9V975    1  789.00      789.00      n  AmEx  9/18/96     $789.00  $0.00


                            Page 1 of 4


                                    Phoenix Leasing Incorporated
                                           Funding Request




                             Comp Racks & Cabinets   1              1  7,296.00    7,296.00    n  AmEx  9/18/96   $7,296.00  $0.00
                             1.8KVA RackMt PwrTrust  1 D96GD00112   1  2,052.00    2,052.00    n  AmEx  9/18/96   $2,052.00  $0.00
                             4GB 2 Disk in CC Rack   1 SG30003685   1  3,456.00    3,456.00    n  AmEx  9/18/96   $3,456.00  $0.00
                             4GB 2 Disk in CC Upgrd  1 SG33014021   1  3,802.00    3,802.00    n  AmEx  9/18/96   $3,802.00  $0.00
                                                       SG33014026   1                                                 $0.00  $0.00
                             4GB DDS Data Drive      1 GB00492312   1  2,396.00    2,396.00    n  AmEx  9/18/96   $2,396.00  $0.00
                             HP-UX 10 User License   25             1  375.00      375.00      n  AmEx  9/18/96     $375.00  $0.00
                             Shipping Charge         27             1  312.15      312.15      n  AmEx  9/18/96     $312.15  $0.00

                    P154204- First Year System Support 25           1  5,303.00    5,303.00       AmEx  9/18/96   $5,303.00  $0.00
                       2851  Media Updates            23            1  749.00      749.00         AmEx  9/18/96     $749.00  $0.00
                                                                                  TOTAL AMOUNT DUE TO LESSEE    $324,438.58
                                                                                         TOTAL AMOUNT DUE TO VENDOR          $0.00
                                                                                                         TOTAL DRAW    $324,438.58

Lessee Signature:                             Date:  Feb. 20, 1997
                 ------------------                  -------------

                            Attachment to Equipment Schedule No. 1

                                    CASUALTY VALUES


   Month of                  % of Original Equipment       Month of          % of Original Equipment
 Lease Term                       Purchase Price          Lease Term              Purchase Price
------------                 -----------------------      -----------        ------------------------

       1                               125.00                 19                       73.57
       2                               122.14                 20                       70.71
       3                               119.29                 21                       67.86
       4                               116.43                 22                       65.00
       5                               113.57                 23                       62.14
       6                               110.71                 24                       59.29
       7                               107.86                 25                       56.43
       8                               105.00                 26                       53.57
       9                               102.14                 27                       50.71
      10                                99.29                 28                       47.86
      11                                96.43                 29                       45.00
      12                                93.57                 30                       42.14
      13                                90.71                 31                       39.29
      14                                87.86                 32                       36.43
      15                                85.00                 33                       33.57
      16                                82.14                 34                       30.71
      17                                79.29                 35                       27.85
      18                                76.43                 36                       25.00
                                                         Thereafter                    25.00






Lessor's                                                  Lessee's
Initials                                                  Initials
        ---------                                                  --------

                                             Rider No. 1
                                             to Schedule No. 2
                                             of MASTER EQUIPMENT LEASE
                                             Dated December 15, 1996
                                             Between NEWGEN RESULTS CORPORATION
                                             and PHOENIX LEASING INCORPORATED


                      END OF LEASE POSITION REQUIREMENTS

Provided no Event of Default has occurred and is continuing and notwithstanding anything to the contrary in the Lease, Lessee is required to elect one of the following alternatives at the Schedule's Initial Term expiration. Lessee shall make its election by giving Lessor at least 90 days' written notice thereof prior to such expiration.

   Alternative No. 1:  Purchase the Equipment for 15% of the Equipment's
                       original purchase price.

   Alternative No. 2:  Extend the Schedule's Initial Term for an additional
                       12 months ("Renewal Term") at a monthly rate of 1.85% of the Equipment's original purchase price. At the expiration of the Renewal Term, Lessee shall purchase the Equipment for $1.

In the event Lessee does not provide 90 days' prior written notice, Lessee shall be deemed to have elected No. 1 above.








Lessor's                                                      Lessee's
Initials                                                      Initials
        ---------                                                     ---------

                                             Sale Leaseback Addendum
                                             to Schedule No. 1
                                             of MASTER EQUIPMENT LEASE
                                             Dated December 15, 1996
                                             Between NEWGEN RESULTS CORPORATION
                                             and PHOENIX LEASING INCORPORATED

This Addendum to Master Equipment Lease is made and entered into as of Feb 20/97, between Phoenix Leasing Incorporated ("Lessor") and Newgen Results Corporation ("Lessee").

Notwithstanding anything to the contrary contained in the Lease referenced above, Lessor and Lessee agree as follows:

1. Lessee shall sell the Equipment to and lease the Equipment from Lessor and Lessor shall purchase the Equipment from and lease the Equipment to Lessee upon the terms and conditions of the Bill of Sale attached hereto as Attachment 1.

2.   Lessee represents and warrants that:

     (a)  Lessee has the right to sell the Equipment as set forth herein,

     (b) the Equipment and Lessee's right, title and interest in such Equipment is, as of the date of the Bill of Sale, free from all claims, liens, security interests and encumbrances,

     (c) Lessee will defend the sale against lawful claims and demands of all persons, and

     (d) the purchase price of the Equipment is equal to the fair market value of such Equipment at the time of sale.

   PHOENIX LEASING INCORPORATED                 NEWGEN RESULTS CORPORATION

   By                                           By /s/ Sam Simkin
     --------------------------                   ------------------------

   Title                                        Title V.P., C.F.O.
        -----------------------                       --------------------

                                 ATTACHMENT 1
                                 BILL OF SALE

For valuable consideration Newgen Results Corporation ("Seller") sells to Phoenix Leasing Incorporated ("Buyer"), the property listed on Exhibit A hereof (the "Equipment").

Seller covenants and warrants that:

(1) It is the owner of, and has absolute title to, the Equipment which is free and clear of all claims, liens and encumbrances.

(2)  It has not made any prior sale, assignment, or transfer of the Equipment.

(3) It has the present right, power, and authority to sell the Equipment to Buyer.

(4) All action has been taken which is required to make this Bill of Sale a legal, valid and binding obligation of Seller.

Seller shall forever warrant and defend the sale of Equipment to Buyer, its successors and assigns, against any person claiming an interest in the Equipment.

This Bill of Sale is binding on the successors and assigns of Seller and inures to the benefit of the successors and assigns of Buyer.

Executed on Feb. 20, 1997.


                                       NEWGEN RESULTS CORPORATION

                                       By: /s/ Sam Simkin
                                          ------------------------

                                       Title: V.P., C.F.O.
                                             ---------------------

                               ACCEPTANCE NOTICE
                                 SCHEDULE NO. 1

Reference is made to the Master Equipment Lease dated as of December 15, 1996 between Phoenix Leasing Incorporated as Lessor and Newgen Results Corporation as Lessee (the "Lease").

Lessee confirms that the following Equipment has been received, installed and is ready for use by Lessee. The Equipment is satisfactory in all respects for the purposes of this Lease as of the date Lessee executes this Notice below.

Description of
Equipment
(quantity, model       Purchase              Mfr./      (Street Address
and serial number)     Price        Rent     Vendor      City, State and County)
------------------     --------     ----     ------     -----------------------
                                                        12680 High Bluff Drive
See Exhibit A attached hereto.                          Suite 300
                                                        San Diego, CA 92130

Total:               $324,438.58  $10,382.03

THE LEASE MAY NOT BE CHANGED, ALTERED OR MODIFIED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY AN OFFICER OF LESSOR AND A DULY AUTHORIZED REPRESENTATIVE OF LESSEE.

IN WITNESS WHEREOF, Lessee has executed this Acceptance Notice as of ______________, 199__.


                                       NEWGEN RESULTS CORPORATION


                                       By: /s/ Sam Simkin
                                          ------------------------
                                       Name: Sam Simkin
                                            ----------------------
                                       Title: V.P., C.F.O.
                                             ---------------------

                             OFFICER'S CERTIFICATE
                             ---------------------

The undersigned, Sam Simkin, hereby certifies that:

i) I am the Treasurer/Chief Financial Officer of NEWGEN RESULTS CORPORATION, a California corporation;

ii) as such officer, I am familiar with the terms and conditions of that certain Master Equipment Lease (the "Lease") dated as of December 15, 1996 between NEWGEN RESULTS CORPORATION ("Lessee") and PHOENIX LEASING INCORPORATED ("Lessor);

iii) this certificate is delivered in connection with the leasing of certain equipment under a Schedule with Lessor, the equipment is described in the Schedule and the equipment is free and clear from any and all liens, charges, security interests or other encumbrances which may affect Lessor's right, title or interest in and to the equipment;

iv) there has been no material adverse change in the financial condition of Lessee from the date of its most recent financial statements, true copies of which have been delivered to Lessor; and

v) no event which, with the giving of notice or passage of time, or both, could become an Event of Default under the Lease has occurred and is continuing.

vi)   Lessee is performing according to Lessee's business plan described in
      Section 3 of the Lease, a true copy of which business plan has been delivered to Lessor;

vii) the representations and warranties in Section 3 of the Lease are true and correct as of the date hereof.

IN WITNESS WHEREOF, I hereby execute this certificate on this 20th day of February, 1997.

                                       /s/ Sam Simkin
                                       -------------------------------

                  [LETTERHEAD OF PHOENIX GROWTH CAPITAL CORP.]


November 5, 1996

Mr. Peter Kies
Newgen Results Corporation
12680 High Bluff Road, Ste. 300
San Diego, CA 92130

Dear Peter:

We are pleased to submit this commitment for a NON-WARRANT equipment lease line under the following terms and conditions.

FACILITY
--------

       Finance Lease

PARTIES TO THE TRANSACTION
--------------------------

   1.  LESSEE: Newgen Results Corporation

   2.  LESSOR: Phoenix Growth Capital Corp. (PGCC), its Affiliates or Assigns.

EQUIPMENT
---------

   1.  TOTAL COST: Up to $1,500,000

   2. EQUIPMENT DESCRIPTION: High-end computers, furniture. Up to 20% of the utilized line may be comprised of soft costs consisting of items listed as exclusions below.

       a. EXCLUSIONS: Custom use equipment, installation and delivery costs, purchase tax, tooling, software, and items generally considered fungible or expendable.

       b. USED EQUIPMENT: Lessor will provide lease financing for acceptable used equipment. Equipment purchased by Lessee prior to 90 days before completion of lease documentation is subject to adequate depreciation allowances.

   3. DELIVERIES: All equipment to be purchased by Lessor must be delivered, accepted and funded no later than December 31, 1997.

   4.  EQUIPMENT LOCATION: Same as above.

Mr. Peter Kies
November 5, 1996
Page 2

TRANSACTION STRUCTURE
---------------------

   The Lessor will purchase the equipment from the Lessee or the vendor (after delivery) and simultaneously lease the equipment to the Lessee.

   A finance lease document will evidence the agreement between the Lessor and Lessee. It is anticipated that the lease will be a Master Lease with schedules evidencing takedowns. All base Master Lease documentation must be completed within four weeks of the date a commitment letter has been signed by both parties.

LEASE INFORMATION
-----------------

   1. BASE LEASE TERM COMMENCEMENT DATE: The Base Lease Term will commence on the first of the month. If funding is other than the first of the month, commencement date will be the first of the following month.

   2. BASE LEASE TERM(S): The Base Lease Term will be 36 months from the Base Lease Term Commencement Date.

   3. DELIVERY AND ACCEPTANCE: All equipment delivered and placed in service will be acknowledged and accepted by the Lessee per a written Acceptance Notice.

   4. FINANCIAL CLOSING DATE(S): The equipment will be paid for by the Lessor on a monthly basis in aggregate amounts not less than $25,000.

   5. INTERIM RENT: An interim Lease term will run from the date each equipment schedule is funded by the Lessor until the Base Lease Term Commencement Date.

   6.  LEASE RATE FACTOR: 36 months at 3.20%, last payable in advance.

   7. END OF LEASE POSITION: At lease expiration, the Lessee will either (a) purchase the equipment for not less than 10% nor more than 15% of Total Cost or, (b) renew the Lease for an additional 12 months at 1.85% per month and then own the equipment for payment of $1.00.

   8. CASUALTY VALUES (STIPULATED LOSS VALUES): In the event the equipment is destroyed or otherwise rendered permanently unfit for service, and is not repaired or replaced by Lessee or its insurance carrier, the Lessee will pay a Casualty Value. The Casualty Values will be calculated at the outset of the transaction and will dictate the amount of the Lessee's casualty insurance coverage.

Mr. Peter Kies
November 5, 1996
Page 3

OTHER CONSIDERATIONS
--------------------

   1. NET LEASE: The lease will be net to the Lessor. Lessee will be responsible for all expenses in connection with the equipment, including taxes (except taxes based on the income of the Lessor), franchise taxes, charges in lieu of taxes, assessments, insurance premiums, all costs of operations, repair, maintenance and rebuilding, and all of the charges related to the equipment or its operation.

   2. TRANSACTION EXPENSE: Each party shall bear its own expenses, including fees and expenses of counsel and accountants, incurred in connection with the documentation and preparation of this lease transaction, except UCC, equipment identification and appraisal costs, which will be borne by Lessee. However, if this transaction is not funded because Lessee (a) fails to execute final documents with Lessor, (b) chooses not to use the committed lease amounts, or (c) sustains a material adverse change in its financial condition, Lessor shall retain the commitment fee as compensation for expenses.

   3.  STOCK WARRANTS: None.

   4.  ADDITIONAL COLLATERAL: None.

   5. COMMITMENT FEE: Lessee has paid to Lessor a commitment fee of $15,000. The fee shall be applied by Lessor first to reimburse any Transaction Expenses shown above and then proportionally to the first payment due for each schedule hereunder.

   6. FINANCIAL INFORMATION: Lessee must provide interim financial information (balance sheet, income statement, funds flow and changes to projections) when available monthly after a commitment letter has been signed by both parties.

   7.  CONDITIONS PRECEDENT: No material adverse performance to plan.

If you are in agreement with the foregoing, please sign and date one copy of this committment letter and return it to my attention by FAX at 415-485-4663.


Sincerely,                             Acknowledge and Agreed To:

/s/ Thomas K. Morrison                 By:
                                          ------------------------------------
Thomas K. Morrison
Vice President                         Its:
                                           -----------------------------------

                                       Date:
                                            ----------------------------------

                  [LETTERHEAD OF PHOENIX GROWTH CAPITAL CORP.]


July 1, 1998

Mr. Peter Kies
Newgen Results Corporation
12680 High Bluff Road, Ste. 300
San Diego, CA 92130

Dear Peter:

We are pleased to submit this proposal for an extension of your equipment lease line under the following terms and conditions.

FACILITY
--------

       Finance Lease

PARTIES TO THE TRANSACTION
--------------------------

   1.  LESSEE: Newgen Results Corporation

   2.  LESSOR: Phoenix Growth Capital Corp. (PGCC), its Affiliates or Assigns.

EQUIPMENT
---------

   1.  TOTAL COST: Up to $1,000,000 additional for a total of $2,500,000

   2. EQUIPMENT DESCRIPTION: High-end computers, furniture. Up to 20% of the utilized line may be comprised of soft costs consisting of items listed as exclusions below.

       a. EXCLUSIONS: Custom use equipment, installation and delivery costs, purchase tax, tooling, software, and items generally considered fungible or expendable.

       b. USED EQUIPMENT: Lessor will provide lease financing for acceptable used equipment. Equipment purchased by Lessee prior to 90 days before completion of lease documentation is subject to adequate depreciation allowances.

   3. DELIVERIES: All equipment to be purchased by Lessor must be delivered, accepted and funded no later than July 31, 1999.

   4.  EQUIPMENT LOCATION: Same as above.